Exhibit 4.7.8

ABL Mortgage Schedule

A separate mortgage or mortgages substantially identical in all material respects to Exhibit 4.7.7 hereto was entered into between The Hertz Corporation or Hertz Equipment Rental Corporation and Deutsche Bank AG, New York Branch with respect to each of the properties listed below:

	State	City	Address	Identity of Mortgagor / Other Material Differences
1	Arizona	Gilbert	755 East Baseline Road	Hertz Equipment Rental Corporation
2	Arizona	Gilbert	Arizona Avenue and Laguna Drive	The Hertz Corporation
3	California	San Diego	3370-3420 Kettner Blvd.	The Hertz Corporation
4	California	Foothill Ranch	25831 Wright Road	Hertz Equipment Rental Corporation
5	California	Anaheim	3040 E. Mira Loma Avenue	Hertz Equipment Rental Corporation
6	California	Roseville	Highway 65, Creekside Business Park	Hertz Equipment Rental Corporation
7	California	Oakland	1420 Dolittle Drive	The Hertz Corporation
8	California	Carson	22422 Alameda Street	Hertz Equipment Rental Corporation
9	California	Santa Clara	1015 Martin Avenue	The Hertz Corporation
10	California	Santa Clara	1000 Walsh Avenue	The Hertz Corporation
11	California	Inglewood	1155 West Arbor Vitae Street	The Hertz Corporation
12	California	Los Angeles	Aviation Blvd	The Hertz Corporation
13	California	San Francisco	South Airport Blvd.	The Hertz Corporation
14	California	Los Angeles	Airport Blvd. and Arbor Vitae	The Hertz Corporation
15	Florida	Tampa	5725 Adamo Drive	The Hertz Corporation
16	Florida	Miami	2301 NW 37 Avenue	The Hertz Corporation
17	Florida	West Palm Beach	Palm Beach International - 3175 Belvedere and 5th Street	The Hertz Corporation
18	Florida	West Palm Beach	Palm Beach International - Australian Avenue/Belvedere	The Hertz Corporation
19	Florida	Miami	Miami International - 2751 NW 39th Avenue	The Hertz Corporation
20	Florida	Pompano Beach	1901 West Sample Road	The Hertz Corporation
21	Florida	Fort Lauderdale	Fort Lauderdale-Hollywood International - Taylor Road	The Hertz Corporation
22	Florida	Orlando	5601 Butler National Drive, Judge Road, Leevista Blvd.	The Hertz Corporation
23	Georgia	Atlanta	6664 I-85 North and Graves Road	The Hertz Corporation
24	Georgia	Deluth	3050 Satellite Boulevard	Hertz Equipment Rental Corporation

25	Georgia	Hapeville	Atlanta Hartsfield International - Sylvan, Springdale, Barker – 3100 Sylvan Road	The Hertz Corporation
26	Illinois	Des Plaines	2250 Mannheim Road	The Hertz Corporation
27	Illinois	Chicago	5245 S. Archer Avenue/5252 Kolmer	The Hertz Corporation
28	Illinois	Des Plaines	2170 South Mannheim Road	The Hertz Corporation
29	Maryland	Baltimore	Baltimore-Washington International - New Ridge Road	The Hertz Corporation
30	Massachusetts	Boston	45 Gerard Street	Hertz Equipment Rental Corporation
31	Massachusetts	Boston	Boston Logan International - McClellan Highway	The Hertz Corporation
32	Minnesota	Minneapolis	Minneapolis-St. Paul International - 1370 Davern Street	The Hertz Corporation
33	Missouri	Kansas City	1608 Charlotte	Hertz Equipment Rental Corporation
34	Missouri	St. Louis	Lambert-St. Louis International - Aerospace/Natural Bridge	The Hertz Corporation
35	Missouri	St. Louis	Lambert-St. Louis International - 10728 Natural Bridge	The Hertz Corporation
36	New Jersey	Carlstadt	125 Commercial Avenue	The Hertz Corporation
37	New Jersey	Newark	Newark International Airport - Doremus Avenue	The Hertz Corporation
38	New Jersey	Park Ridge	225 Brae Blvd.	The Hertz Corporation
39	North Carolina	Raleigh	Route 70 at Lynn Road	The Hertz Corporation
40	Ohio	Cincinnati	1438 E. Galbraith Road	Hertz Equipment Rental Corporation
41	Oklahoma	Oklahoma City	10401 Pennsylvania Avenue/Vineyard Blvd	The Hertz Corporation (Fee and Leasehold Mortgage)
42	Oklahoma	Oklahoma City	3817 Northwest Expressway	The Hertz Corporation
43	Oklahoma	Oklahoma City	5617 Northwest Expressway	The Hertz Corporation
44	Oklahoma	Oklahoma City	N.W. 150th and Portland Avenue / Quail Springs	The Hertz Corporation
45	Pennsylvania	Harrisburg	470 Penhar Road	Hertz Equipment Rental Corporation
46	Pennsylvania	Philadelphia	31 South 19th Street	The Hertz Corporation
47	Texas	Houston	2815 N. Sam Houston Parkway	Hertz Equipment Rental Corporation
48	Texas	Houston	South Gulf Freeway/Interstate 45	The Hertz Corporation
49	Texas	Houston	William P. Hobby Airport	The Hertz Corporation
50	Virginia	Virginia Beach	7165 South Military Road	The Hertz Corporation
51	Virginia	Sterling	Washington Dulles - Route 606 and Mercure Circle	The Hertz Corporation

52	Virginia	Norfolk	3323 and 3421 Military Highway	The Hertz Corporation
53	Virginia	Alexandria	3800 Jefferson Davis Highway	The Hertz Corporation
54	Washington	Seattle	18625 Des Moines Way	The Hertz Corporation